UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report):  September 24, 2007 (September 21, 2007)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 21, 2007, Geokinetics Inc., a Delaware corporation (the “Company”), appointed Richard F. Miles, the Company’s President and Chief Executive Officer, to the Company’s Board of Directors (the “Board”). As an employee director, Mr. Miles will receive no compensation in his capacity as a director nor will he serve on any of the committees of the Board.

ITEM 7.01	Regulation FD Disclosure

The Company announced the participation of Richard F. Miles, the Company’s President and Chief Executive Officer, and Scott A. McCurdy, the Company’s Vice President and Chief Financial Officer, in the Society of Exploration Geophysicists International Exposition and 77th Annual Meeting (“SEG”) on Monday and Tuesday, September 24 – 25, 2007, at the Henry B. Gonzales Convention Center in San Antonio, Texas. A copy of the presentation to various investors at the SEG is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1932, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Presentation for the SEG San Antonio 2007 Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: September 24, 2007	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President
and Chief Financial Officer